UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
____________________________________________________________

Date of report (Date of earliest event reported):  May 31, 2011

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33110	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

150 White Plains Road, Suite 108 Tarrytown, New York	10591-5521
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

Current Report on Form 8-K

Debt Resolve, Inc.

April 14, 2010

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2011, Michael J. Cassella is appointed to the position of Chief Operating Officer of Debt Resolve, Inc. Mr. Cassella will be responsible for Sales and Investor Relations.

Mr. Cassella has worked with National Securities Corporation since 2004.  From August 2009 to the present, Mr. Cassella was Investment Products Sales Manager, with responsibility for servicing 800 retail brokers on Initial Public Offerings, Secondary Offerings and Private Placements.  From August 2006 to September 2008, Mr. Cassella was Assistant Branch Manager of the New York Branch and managed over 50 retail brokers.  From August 2004 to August 2006, Mr. Cassella was a Sr. Account Executive.

Prior to National Securities, Mr. Cassella was a Founding Partner at Joseph Gunnar & Co., a private investment bank.

There are no family relationships between Mr. Cassella and any of Debt Resolve’s other executive officers or directors.

As part of becoming the Chief Operating Officer, Debt Resolve and Mr. Cassella entered into an employment agreement, effective June 1, 2011.  Pursuant to the employment agreement, Mr. Cassella will devote substantially all of his professional time and attention to Debt Resolve’s business and will be based in Tarrytown and Massapequa, New York.

The employment agreement provides that Mr. Cassella will receive a fixed salary at an monthly rate of $12,500.  Mr. Cassella will also receive sales commissions all clients originating after the effective date of the agreement of four percent.  Debt Resolve has also agreed to issue Mr. Cassella stock options to purchase 2,000,000 shares of Debt Resolve common stock at an exercise price equal to the prior day’s closing price in accordance with Debt Resolve’s Incentive Compensation Plan.  Finally, Mr. Cassella is eligible to receive certain bonuses in the future upon the achievement of certain goals.

The employment agreement is a one year agreement that renews automatically unless either party gives the other 90 days notice of intent not to renew.  The agreement provides for termination for any reason within the first six months of the agreement upon thirty days notice and one month of severance.  In the event of non-renewal by Debt Resolve, the agreement provides for three months salary to be paid upon non-renewal.  The employment agreement provides for termination by Debt Resolve immediately upon an act of fraud, dishonesty or misconduct by Mr. Cassella or a material breach by him of his obligations to Debt Resolve.  In the event Mr. Cassella’s contract is terminated by Debt Resolve without cause he will be entitled to compensation for the balance of his contract period, subject to a minimum of six months.

The employment agreement also contains covenants (a) restricting him from engaging in any activities competitive with Debt Resolve’s business during the term of his employment agreement and for a period of three months thereafter, (b) prohibiting him from disclosure of confidential information regarding Debt Resolve at any time, and (c) confirming that all intellectual property developed by him and relating to Debt Resolve’s business constitutes Debt Resolve’s sole and exclusive property.

The information contained in the employment agreement and the press release included as exhibits to this current report is incorporated herein by reference in their entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

10.1  Employment Agreement, effective June 1, 2011, between Debt Resolve, Inc. and Michael J. Cassella.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: May 31, 2011	By:	/s/ David Rainey
David Rainey
President and Chief Financial Officer

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